    As filed with the Securities and Exchange Commission on October 7, 1994.
                                                   Registration No. 33-_________

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                              --------------------

                                    FORM S-8
                        REGISTRATION STATEMENT UNDER THE
                             SECURITIES ACT OF 1933

                              --------------------

                               TCA CABLE TV, INC.
             (Exact name of registrant as specified in its charter)

                  Texas                                 75-1798185
     (State or other jurisdiction of     (I.R.S. employer identification number)
     incorporation or organization)

                               3015 SSE Loop 323
                            Tyler, Texas 75713-0489
                    (Address of principal executive offices)

                              --------------------

                    TCA DEFERRED SAVINGS AND RETIREMENT PLAN
                            (Full title of the Plan)

                              --------------------

                                ROBERT M. ROGERS
                               3015 SSE Loop 323
                            Tyler, Texas 75713-0489
          (Name and address of agent for service of agent for service)

                                 (903) 595-3701
                    (Telephone number, including area code,
                             of agent for service)

                              --------------------

                                    COPY TO:
                               JAMES S. RYAN, III
                            Jackson & Walker, L.L.P.
                                901 Main Street
                                   Suite 6000
                              Dallas, Texas  75202

    APPROXIMATE DATE OF PROPOSED COMMENCEMENT OF SALES PURSUANT TO THE PLAN:
     From time to time after this Registration Statement becomes effective.

                        CALCULATION OF REGISTRATION FEE

===================================================================================================================================
                   Title of                           Amount           Proposed Maximum       Maximum
                  Securities                           to be            Offering Price     Offering Price    Amount of Registration
               to be Registered                     Registered          Per Share (1)           (1)                 Fee (1)
- -----------------------------------------------------------------------------------------------------------------------------------
 Common Stock, $.10 par value  . . . . . .        200,000 shares            $24.13           $4,826,000             $1664.14
===================================================================================================================================

(1) Estimated solely for the purpose of calculating the registration fee. Pursuant to Rule 457(c) and 457(h), the offering price and registration fee are based on a price of $24.13 per share, which price is an average of the high and low prices of the Common Stock on the National Association of Securities Dealers Automated Quotation National Market System on September 30, 1994.

  In addition, pursuant to Rule 416 (c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

                                    PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents, which have been filed with the Commission by the Company, are incorporated herein by reference and made a part hereof: (i) Annual Report on Form 10-K for the fiscal year ended October 31, 1993; (ii) Definitive Proxy Statement, dated March 3, 1994, relating to the Company's Annual Meeting of Shareholders held on March 31, 1994; (iii) Quarterly Report of the Company on Form 10-Q for the quarter ended January 31, 1994; (iv) Quarterly Report of the Company on Form 10-Q for the quarter ended April 30, 1994; (v) Quarterly Report of the Company on Form 10-Q for the quarter ended July 31, 1994; (vi) Annual Report on Form 11- K of TCA Cable TV, Inc. TCA Deferred Savings and Retirement Plan for the year ended December 31, 1993; and
(vii) the description of the Company's Common Stock contained in the Company's Registration Statement on Form S-1 (No. 2-75516) and Registration Statement on Form 8-A (No. 2-88892), effective as of March 17, 1984.

         All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such documents.

         Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.


ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Company is a Texas corporation and The Texas Business Corporation Act ("TBCA") empowers a corporation organized thereunder to indemnify its directors and officers or former directors and officers and to purchase insurance with respect to liability arising out of their capacity or status as directors and officers.

         Reference is made to Article IX and Article VII, Section 8 of the Company's Articles of Incorporation and Bylaws, respectively, which provide for indemnification of officers and directors except as to certain circumstances and except as provided by applicable law.

         Additionally, Article XIII of the Company's Articles of Incorporation limits the liability of directors of the Company to the Company or its stockholders (in their capacity as directors but not in their capacity as officers) to the fullest extent permitted by the TBCA. The effect of such
Article XIII (based on the TBCA as of the date of this Prospectus) is that the directors of the Company will not be personally liable for monetary damages for breach of a director's fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for a transaction from which a director received an improper benefit whether or not the benefit resulted from an action taken within the scope of the director's office, or
(iv) for an act related to an unlawful stock repurchase or payment of a dividend.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

         The following is a list of all exhibits filed as a part of this Registration Statement on Form S-8, including those incorporated herein by reference.

Exhibit
Number           Description of Exhibit
- -------          ----------------------

4(a)             Articles of Incorporation of the Registrant.(1)

4(b) Articles of Amendment to Articles of Incorporation of the Registrant.(2)

4(c) Articles of Amendment to Articles of Incorporation of the Registrant.(2)

4(d)             Bylaws of the Registrant.(1)

4(e)             Form of Stock Certificate.(1)

5                Opinion of Jackson & Walker, L.L.P.(3)

15               None.

23(a)            Consent of Coopers & Lybrand, L.L.P.(3)

23(b)            Consent of Henry & Peters, P.C.(3)

23(c)            Consent of Jackson & Walker, L.L.P.(4)

24 Power of Attorney (appearing on page II-5 of this Registration Statement).(3)

25               None.

27               None.

28               None.

99               TCA Deferred Savings and Retirement Plan.(3)
____________

(1) Previously filed as an exhibit to the Registrant's Registration Statement on Form S-1, File No. 2-76516 dated as of March 16, 1982 and incorporated herein by reference.

(2) Previously filed as an exhibit to the Registrant's Registration Statement on Form S-8, File No. 33-21901 dated as of March 16, 1988, and incorporated herein by reference.

(3)      Filed herewith.

(4)      Included in the opinion of Jackson & Walker, L.L.P., filed herewith.

         In accordance with Form S-8 Item 8(b) the undersigned registrant has undertaken to submit the TCA Deferred Savings and Retirement Plan, as amended and restated (the "Plan") to the Internal Revenue Service ("IRS") and will make all changes required by the IRS in order to qualify the Plan.

ITEM 9.  UNDERTAKINGS.

         (a)     The undersigned registrant hereby undertakes:

                 (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                                  (i)      To include any prospectus required
                 by section 10(a)(3) of the Securities Act of 1933;

                                  (ii)     To reflect in the prospectus any
                 facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                                  (iii)    To include any material information
                 with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                 (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post- effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                 (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

THE REGISTRANT

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tyler, State of Texas on the 22nd day of September, 1994.

                                       TCA CABLE TV, INC.
                                       (Registrant)


                                       By: /s/ Jimmie F. Taylor
                                           Jimmie F. Taylor, Vice President,
                                           Chief Financial Officer and Treasurer


                               POWER OF ATTORNEY

         Each person whose signature appears below authorizes Robert M. Rogers, Fred R. Nichols and Jimmie F. Taylor, and each of them, each of whom may act without joinder of the other, to execute in the name of each such person who is then an officer or director of the Registrant, and to file any amendments to this Registration Statement necessary or advisable to enable the Registrant to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Commission, in respect thereof, in connection with the registration of the securities which are the subject of this Registration Statement, which amendments may make such changes in such Registration Statement as such attorney may deem appropriate.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                               Title                                  Date
- ---------                               -----                                  ----
/s/ Robert M. Rogers                    Chairman of the Board, Chief           September 21, 1994
- ---------------------------             Executive Officer and Director
Robert M. Rogers                        (Principal Executive Officer)



/s/ Fred R. Nichols                     President, Chief Operating             September 21, 1994
- ---------------------------             Officer and Director
Fred R. Nichols


/s/ Wayne J. McKinney                   Director                               September 21, 1994
- ---------------------------
Wayne J. McKinney


/s/ Ben R. Fisch, M.D.                  Director                               September 21, 1994
- ---------------------------
Ben R. Fisch, M.D.


/s/ A.W. Riter, Jr.                     Director                               September 21, 1994
- ---------------------------
A. W. Riter, Jr.


/s/ James F. Ackerman                   Director                               September 21, 1994
- ---------------------------
James F. Ackerman


/s/ Kenneth S. Gunter                   Director                               September 21, 1994
- ---------------------------
Kenneth S. Gunter


/s/ Randall K. Rogers                   Director                               September 21, 1994
- ---------------------------
Randall K. Rogers

/s/ Jimmie F. Taylor                    Vice President, Chief                  September 21, 1994
- ---------------------------             Financial Officer and
Jimmie F. Taylor                        Treasurer (Principal
                                        Accounting and Financial
                                        Officer)

THE PLAN

         Pursuant to the requirements of the Securities Act of 1933, the Plan has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tyler, State of Texas, on the 22nd day of September, 1994.

                                        TCA DEFERRED SAVINGS AND
                                        RETIREMENT PLAN (the Plan)


                                        By: TCA MANAGEMENT COMPANY



                                        By: /s/ Jimmie F. Taylor
                                            Jimmie F. Taylor, Trustee

                               INDEX TO EXHIBITS

                                                                                              Sequentially
Exhibit No.                       Exhibit                                                     Numbered Page
- -----------                       -------                                                     -------------
4(a)             Articles of Incorporation of the Registrant.(1)  . . . . . . . . . . . . .

4(b)             Articles of Amendment to Articles of
                 Incorporation of the Registrant(2)   . . . . . . . . . . . . . . . . . . .

4(c)             Articles of Amendment to Articles of
                 Incorporation of the Registrant(2)   . . . . . . . . . . . . . . . . . . .

4(d)             Bylaws of the Registrant.(1)   . . . . . . . . . . . . . . . . . . . . . .

4(e)             Form of Stock Certificate. (1)   . . . . . . . . . . . . . . . . . . . . .

5                Opinion of Jackson & Walker, L.L.P.(3)   . . . . . . . . . . . . . . . . .

15               None   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

23(a)            Consent of Coopers & Lybrand, L.L.P. (3)   . . . . . . . . . . . . . . . .

23(b)            Consent of Henry & Peters, P.C. (3)    . . . . . . . . . . . . . . . . . .

23(c)            Consent of Jackson & Walker, L.L.P..(4)  . . . . . . . . . . . . . . . . .

24               Power of Attorney (appearing on page II-5 of this Registration
                 Statement)(3)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

25               None   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

27               None   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

28               None   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

99               TCA Deferred Savings and Retirement Plan(3)  . . . . . . . . . . . . . . .

_____________

(1) Previously filed as an exhibit to the Registrant's Registration Statement on Form S-1, File No. 2-76516 dated as of March 16, 1982, and incorporated by reference herein.

(2) Previously filed as an Exhibit to the Registrant's Registration Statement on Form S-8, File No. 33-21901 dated as of May 16, 1988, and incorporated by reference herein.

(3)              Filed herewith.

(4) Included in the opinion of Jackson & Walker, L.L.P., filed herewith.